                                                                 EXHIBIT 10(qq)


                               CLINICAL TRIAL AGREEMENT

     This Clinical Trial Agreement ("Agreement") is entered into by and between THERMAL MEDICAL IMAGING, INC. ("Sponsor") and the Health Research Association, 1640 Marengo Streeet, 7th Floor, ("Institution"), a California nonprofit educational institution incorporated under the laws of the State of California.

                                       RECITALS

     WHEREAS, the clinical trial contemplated by this Agreement is of mutual interest and benefit to Institution and to Sponsor, will further the instructional, scholarship and study objectives of Institution in a manner consistent with its status as a nonprofit, tax-exempt, educational institution, and may derive benefits for both Sponsor and Institution through the discovery of new knowledge;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

DEFINITIONS

     "Monitor" shall mean the individual or firm retained by Sponsor to provide monitoring services for Study utilizing Sponsor's Protocol and Study Device, initially being QBRI International, Inc.

     "Principal Investigator" shall be William R. Dougherty, M.D. who is acting as a representative for the Institution in activities associated with this Study.

     "Protocol" shall mean the Protocol and Statement of Work as attached hereto as Exhibit "A".

     "Study" shall mean the clinical studies, examinations and collection of patient data using the Study Device as described in the Protocol, conducted and collected at the Institution's premises from patients examined by the Investigator.

     "Study Device" shall mean integrated thermal imaging data acquisition system for breast cancer screening, the interpretive algorithm analysis process and the clinical evaluation and display device/software which are to be used or administered during the Study in accordance with the provisions of the Protocol.

     "Institution Intellectual Property" shall mean individually and collectively all inventions, improvements and discoveries, whether or not covered by intellectual property protection, which are conceived or made by one or more employees of Institution in conducting the Study and which are not Joint Intellectual Property or Sponsor's Intellectual property.

     "Joint Intellectual Property" shall mean individually and collectively all inventions, improvements and discoveries, whether or not covered by intellectual property protection, which are conceived or made jointly by one or more employees of Sponsor and Institution.

1.   CONTENTS AND ORDER OF PRECEDENCE

This Agreement consists of this Agreement and the following documents which shall be referred to collectively herein as the "Transaction Documents":

     a.   Exhibit "A" - Protocol and Statement of Work; and
     b.   Exhibit "B" - Confidentiality Agreement dated November 7, 1996.

In the event of any conflict between such Exhibits and this Agreement, the terms of this Agreement shall control.

2.   PERFORMANCE OF THE STUDY

     2.1 Institution shall perform the Study substantially in accordance with the protocal and the terms and conditions of this Agreement. Sponsor and Institution may at any time amend the Study and this Agreement by mutual written consent.

     2.2 In the event that the Principal Investigator becomes unable or unwilling to continue the Study and a mutually acceptable substitute is not available, both the Institution and the Sponsor shall have the option to terminate this Agreement. The Principle Investigator and any and all other person involved in the Study (collectively the "Investigator(s)" shall execute the Confidentiality Agreement substantially in the form attached hereto or Exhibit "B", (the "Confidentiality Agreement") prior to beginning any activities associated with the Study.

     2.3 Nothing in the Agreement shall be construed to limit the freedom of Investigators, whether participants in this Agreement or not, from engaging in similar studies made independently under other grants, contracts or agreements with parties other than Sponsor, provided said investigations are not in conflict or violate the terms and conditions of this Agreement and the Confidentiality Agreement.

     2.4 In performing the Study, Institution and Principal Investigator shall at all times undertake, comply with, and complete the following:

     1.   The Protocol;
     2.   This Agreement;
     3.   Generally accepted standards of good clinical practice;
     4.   Instructions provided in writing by Sponsor or Monitor;
     5. All applicable federal, state and local laws and regulations applicable to the conduct of the Study and the performance of clinical investigators generally including but not limited to the Federal Food, Drug and Cosmetic Act and regulations of the Food and Drug Administration;
     6. Prepare an appropriate patient informed consent document sufficient to comply with all local, state, and federal statutory and regulatory requirements and in form acceptable to each of the parties, and thereafter to obtain such written consent from each patient or authorized representative prior to initiation of any procedures required by the Study;
     7. Obtain and forward to Sponsor and Monitor evidence of Institutional Review Board ("IRB") approval of the Study and the informed consent document prior to beginning the Study;
     8. Obtain and forward to Sponsor and Monitor evidence of ongoing review of the Study and informed consent document by the IRB at least annually;
     9. Obtain and forward to Sponsor and Monitor evidence of IRB approval of any advertisement used for the Study prior to the publication or other use of the advertisement;
     10. Review the clinical investigators' brochure and all updates as provided;
     11. Maintain Study and related medical records according to local, state and federal statutory and regulatory requirements;
     12. Immediately notify Sponsor and Monitor, according to procedures specified by Monitor, of any and all serious and/or unexpected adverse events as defined by the Study and promptly record such events on an appropriate case report form ("CRF") agreed to by the parties;
     13. Promptly notify Sponsor and Monitor of any pregnancy of any subject enrolled in the study; and
     14. Enroll only qualified subjects in the Study as provided in the Protocol, or as directed by Sponsor and Monitor.

3.   MAINTENANCE OF RECORDS AND FORMS

     3.1 Institution agrees to fulfill the obligations imposed by Sponsor for maintenance of records and reports, and those obligations included in Subpart D of 21 CFR Chapter 1, Responsibilities of Sponsor and Investigators, a copy of which is provided by Monitor as a part of the site study manual.

     3.2 Principal Investigator shall complete and return accurate CRFs to Sponsor as described in the Study. Principal Investigator also agrees to ensure the data captured on the CRFs are consistent with the patient medical records, to complete the case report forms in a timely and coherent, legible fashion, and to have the CRFs completed in advance of any planned monitoring visits.

     3.3 Institution shall retain all records from the Study (including medical records of enrolled patients) for the period of 5 years and will permit inspection by Sponsor or its authorized representatives of all such records during normal business hours. During the period of performance and for a reasonable period thereafter, Sponsor may make copies of and/or extract nonconfidential information from such records at Sponsor's expense. For purposes of this paragraph, confidential information shall mean information which identifies a specific patient.

4.   LICENSES AND QUALIFICATIONS

     4.1 Principal Investigator shall have and maintain in full force and effect any and all professional and other licenses, certificates or documents required to render the services described in this Agreement and agree to provide a copy of these licenses, certificates or documents to Sponsor and Monitor upon request. If any such license is suspended or revoked during the course of the Principal Investigator's participation in the Study, Institution agrees to notify Sponsor and Monitor promptly in writing.

     4.2 Principal Investigator represents and warrants that he has not been barred from conducting clinical studies by the US Food and Drug
Administration or any other applicable governmental regulatory agency. Institution agrees to immediately notify Sponsor and Monitor in writing if the Principal Investigator is barred during the course of the Study.

     4.3 Principal Investigator agrees to provide a current curriculum vitae which is true, complete and accurate up to the start date of this Agreement, Investigator agrees that Sponsor may supply copies of the curriculum vitae to Monitor, the FDA and any other government regulatory agency in connection with the Study.

     4.4 Institution represents and certifies that no investigation or study in which Principal Investigator has been engaged has been terminated for Principal Investigator's failure to adhere to protocol, guidelines, or Federal or State regulations.

5.   PERIOD OF PERFORMANCE

The estimated period of performance of this Agreement is 9/1/97 through 9/1/98. This Agreement shall become effective upon the date of last signature hereto and shall continue in effect for the full duration of the period of performance unless sooner terminated in accordance with the provisions of
Article 2 or 15.

6.   REPORTS

Institution shall furnish Sponsor reports, in the form of case report forms and logs, in such frequency and format as mutually agreed to by the parties, but in no event less than every 30 days. A final report setting forth the accomplishments and significant Study findings or lack thereof shall be prepared by Institution and submitted to Sponsor within ninety (90) days of the expiration of the Agreement.

7.   COSTS, BILLINGS, AND OTHER SUPPORT

     7.1  It is agreed and understood by the parties hereto that, subject to
Article 2, total costs to the Sponsor hereunder shall not exceed the amount of $385,218.75. Payment shall be made by Sponsor according to the schedule set forth in Exhibit "A".

     7.2 Checks shall be made payable to the Health Research Association, Federal ID No. 95-1683862, and sent to:

     Health Research Association
     Attn. William Dougherty
     1640 Marengo Street, 7th Floor
     Los Angeles, CA 90033

     7.3 In the event of termination of this Agreement pursuant to Article 15 hereof, Sponsor shall pay all costs directly attributable to the Study accrued by Institution as of dare of termination, including noncancellable obligations, and for all costs associated with patient follow-up as required by the Protocol of those already enrolled in the Study.

8.   PUBLICITY

Neither party shall use the name, trade name, trademark or other designation of the other party in connection with any products, promotion or advertising without the prior written permission of the other party.

9.   PUBLICATIONS

The Study to be performed under this Agreement is part of a Multi-Center Collaborative project. The Institution recognizes that the results generated by this Study may have added scientific significance when combined and published together with data generated by other centers involved in the project. Accordingly, Institution expressly acknowledges that the right to publish the combined results of the collaborative project belongs to the Sponsor. The Institution shall have the right to publish the results of this Study but agrees to refrain from publishing until the Collaborative project is complete, the data analyzed and the combined results submitted for publication and until the Sponsor has received final Food and Drug Administration Pre-Market approval or disapproval. Sponsor shall notify, the Institution within 30 days of notification from the FDA of their decision.

10.  CONFIDENTIALITY

     10.1 During the term of this Agreement, Sponsor expects to provide Institution with the Study Device, Protocol, and other information, data, and materials related thereto (collectively, the "Confidential Property") which Sponsor considers confidential or proprietary in nature and which shall be prominently marked or identified in writing as confidential or propriety. Institution shall receive and hold such Confidential Property in confidence and agrees to prevent disclosure of said Confidential Property to employees and agents of Institution, other than those involved in conducting the Study, and to all third parties, in the manner Institution treats its own similar information.

     10.2 Institution shall not consider information disclosed to it by Sponsor confidential which: (1) is now common knowledge or subsequently becomes such through no breach of this Agreement; (2) is rightfully in Institution's possession prior to Sponsor's disclosure as shown by written records; (3) is disclosed to Institution by an independent third party that is not under a separate confidentiality agreement relating thereto; or (4) is independently developed by or for Institution without benefit of confidential information received from Sponsor.

11.  INTELLECTUAL PROPERTY

     11.1 Notwithstanding anything to the contrary in this Agreement, all right, title, and interest to any intellectual property, including without limitation inventions, improvements, results, data, and discoveries, that arise from, relate to or are the direct and specific result of performance of the Protocol and is directly related to the Study Device, shall belong to the Sponsor and shall not be considered Institution Intellectual Property.

     11.2 All rights and title to any other intellectual property developed or conceived under this Study (which excludes all other study sites of this Multi-Center Collaborative project) shall be considered Institution Intellectual Property, shall belong to Institution and shall be subject to the terms and conditions of this Agreement.

     11.3 Institution will promptly notify Sponsor of any and all Institution Intellectual Property conceived or made in the performance of work under this Agreement. Sponsor shall, upon reviewing such notification, determine whether to request Institution to file, prosecute and maintain any patent application or application for other intellectual property protection, domestic or foreign, in Institution's name and whether such property constitutes Institution

Intellectual Property. Sponsor shall bear all reasonable costs incurred in connection with preparation, filing, prosecution and maintenance directed to Institution Intellectual Property. Institution shall keep Sponsor advised as to all developments with respect to such applications and Sponsor shall be given an opportunity to review and comment thereon. If Institution and Sponsor are unable to agree on whether intellectual property conceived or made by Institution under 11.2 constitutes Institution Intellectual Property, Institution may appeal to arbitration under Section 14.

12.  JOINT OWNERSHIP INTELLECTUAL PROPERTY

All rights and title to Joint Intellectual Property under the Study shall belong jointly to Sponsor and Institution and shall be subject to the terms and conditions of this Agreement. The parties hereto shall promptly notify each other of any Joint Intellectual Property conceived or made in the performance of work under this Agreement. The parties shall, upon reviewing such notification, determine whether to and which party should file, prosecute and maintain any patent application or application for other intellectual property protection, domestic or foreign, jointly in Sponsor's and Institution' names. The parties shall mutually determine the division of costs incurred in connection with such preparation, filing, prosecution and maintenance directed to said Joint Intellectual Property. The applying party shall keep the other party advised as to all developments with respect to such applications and the non-applying party shall be given an opportunity to review and comment thereon.

13.  GRANT OF RIGHTS

Institution grants Sponsor a time-limited first right to negotiate a commercial option or worldwide, royalty-bearing license, with the right to sublicense, to Institution Intellectual Property and to Institution's interest in Joint Intellectual Property. Such first right must be exercised within six (6) months after disclosure of Institution Intellectual Property or disclosure of Joint Intellectual Property in accordance with Articles 11 and 12 above. Institution and Sponsor shall negotiate the terms of any such license in good faith.

14.  ARBITRATION

ANY CONTROVERSY OR CLAIM BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR A BREACH THEREOF, WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT SHALL BE SETTLED BY BINDING ARBITRATION CONDUCTED BY A SINGLE ARBITRATOR IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ANY JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EACH SUCH ARBITRATION SHALL BE HELD IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

ALL FEDERAL AND STATE SUBSTANTIVE AND PROCEDURAL LAWS APPLICABLE TO THIS AGREEMENT RELATING TO ARBITRATION OF CONFLICT SHALL BE FULLY COMPLIED WITH BY THE PARTIES.

UNLESS THE PARTIES OTHERWISE AGREE, EACH PARTY MAY CONDUCT DISCOVERY PRIOR TO ANY ARBITRATION HEARING IN ACCORDANCE WITH THE CALIFORNIA RULES OF CIVIL PROCEDURE AND EVIDENCE. ADDITIONALLY, THERE SHALL BE NO EVIDENCE BY AFFIDAVIT ALLOWED, AND EACH PARTY SHALL DISCLOSE A LIST OF ALL DOCUMENTARY EVIDENCE TO BE USED, A LIST OF ALL WITNESSES AND EXPERTS TO BE CALLED BY THE PARTY AT LEAST TWENTY (20) DAYS PRIOR TO THE ARBITRATION HEARING.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES REGARDLESS OF THE FORUM FOR THE PROCEEDINGS. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT FOR ANY REASON WHATSOEVER.

15.  EXPORT

Sponsor agrees that it will at all times be in compliance with the United States government export regulations and laws and that any sub-Sponsor Agreement will require that the sub-Sponsor is in compliance with these regulations and laws. Sponsor asserts that it is not now doing business with any country to which the United States government prohibits export of products under consideration in this Study.

16.  TERMINATION

     16.1 If a party hereto breaches a material term, covenant or condition of the Transaction Documents or this Agreement, the non-breaching party may, terminate this Agreement. Prior to termination, the non-breaching party shall provide written notice of default, which shall inform the breaching party of the facts and circumstances upon which such default is based and which shall provide the breaching party with thirty (30) days in which to cure such breach or such longer period as the parties may agree or as applicable law may require. If such breach is not cured within the specified time period, the non-breaching party may terminate this Agreement by providing written notice of such termination to the defaulting party.

     16.2 This Agreement may be terminated immediately by Sponsor upon written notice to Institution in the event of any adverse patient reaction. Upon receipt of a termination notice from Sponsor, the Institution shall stop enrolling and treating patients under the Study to the extent consistent with generally accepted standards of good medical practice and patient safety.

     16.3 Termination of this Agreement by either party for any reason shall not effect the rights and obligations of the parties accrued prior to the effective date of termination.

     16.4 Principal Investigator's participation in the Study will automatically terminate upon receipt of notice that:

     1. Any license required to be held by Investigator is suspended or revoked during the course of the Investigator's participation in the Study; or
     2. Investigator has been debarred from conducting clinical studies by the US Food and Drug Administration.

     16.5 In addition to termination under 16.1 and 16.2, Sponsor may terminate Institution's participation in the Study upon written notice to Institution in the event that:

     1.   Sponsor terminates the Study; or
     2. Overall study enrollment goals have not been met, even if Investigator's individual enrollment has not been reached.

     16.6 Institution may terminate participation in the Study if it becomes unwilling or unable to continue to serve, provided Sponsor is provided at least thirty (30) days advance written notice, in order to give Sponsor an opportunity to identify and engage a replacement Investigator.

     16.7 Upon termination of this Agreement: (i) the Investigator shall stop enrolling patients into the Study; (ii) shall cease conducting procedures on patients already enrolled in the Study, except to the extent such procedures are medically necessary and permissible, and (iii) both Institution and Investigator shall return to Sponsor any and all Confidential Property which is in Institution's, Investigator's, or any of their employee's or agent's possession or control.

17.  WARRANTIES

     17.1 Institution agrees to perform the Study in accordance with prevailing professional standards.

     17.2 INSTITUTION MAKES NO WARRANTIES FOR ANY PURPOSE WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE STUDY OR THE RESULTS OF THE STUDY, INCLUDING THE

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE STUDY OR THE RESULTS OF THE STUDY UNDER THIS AGREEMENT. Neither the Principal
Investigator, Sponsor, nor any other person is authorized to give any such warranty in the name of or on behalf of Institution.

     17.3 Sponsor agrees that it will not rely solely upon technical information provided by Institution or the Principal Investigator in developing any invention or product, but will independently test, analyze and evaluate all inventions and products prior to manufacture and distribution of such inventions and products.

     17.4 Neither Institution nor Investigator shall make any warranty or representations, including but not limited to a warranty or representation of the efficacy of the Study Device, without the express written permission of Sponsor and Sponsor will not be liable for any unauthorized warranty or representation made by Investigator.

18.  INSURANCE AND INDEMNIFICATION

     18.1 At all times during the conduct of the Study under this Agreement, Institution agrees to maintain at its sole cost and expense appropriate and adequate professional and general commercial liability insurance, such protection being applicable to and covering negligent acts/omissions of officers, employees and agents while acting within the scope of their employment by Institution, on an occurrence made basis in single limit coverage of not less than One Million Dollars ($1,000,000) per claim or incident and One Million Dollars ($1,000,000) annual aggregate for death, bodily injury, illness or property damage to support the indemnification obligations of Institution in Section 18.4 hereof. A Certificate evidencing each such policy shall be delivered to Sponsor upon request.

     18.2 Sponsor agrees to hold harmless, indemnify and defend Los Angeles County, Institution, it's trustees, officers and agents from demands, claims, or costs of judgments that may be made or instituted against any of them by reason of injury or death to any person, or damage to property arising out of and related to performance of Study, provided however, Sponsor will have no liability for loss or damage resulting from: (i) failure to adhere to the protocol or Sponsor's written instructions concerning use of the study device
(ii) Failure to comply with applicable FDA or other government requirements, or (iii) negligence or willful malfeasance by Institution, it's trustees, officers, agents or employees, but only to the extent that such demands, claims or judgments are due to the negligence or will full malfeasance of Institution, its trustees, officers, agents or employees.

     18.3 At all times during this Study, Sponsor agrees to maintain at its sole cost and expense a policy or program of comprehensive general liability insurance or self-insurance on an occurrence made basis in single limit coverage of not less than One Million Dollars ($1,000,000) per incident and One Million Dollars ($l,000,000) annual aggregate for death, bodily injury, illness or property damage to support the indemnification obligations assumed herein. Sponsor shall maintain such comprehensive general liability insurance during the period that the Study or any modification thereof is being administered, manufactured, sold, or distributed to humans by the Sponsor and a reasonable period thereafter which in no event shall be less than two (2) years. A Certificate evidencing the comprehensive general liability policy shall be delivered to Institution upon request.

     18.4 Institution agrees to hold harmless, indemnify and defend Sponsor from all liabilities, demands, damages, expenses, and losses arising out of and related to Institution's or Principal Investigator's gross negligence or willful misconduct.

19.  INDEPENDENT CONTRACTOR

     19.1 Institution is an independent contractor and not an agent, joint venture or partner of Sponsor.

     19.2 Investigator is an employee of Institution which is an independent contractor of Sponsor for all purposes and not an employee, as that term is understood for purposes of federal and state law. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between Sponsor and Institution, nor shall anything in this Agreement be deemed to constitute Investigator or Sponsor as the agent of the other. Neither Investigator, Institution nor Sponsor shall become liable or bound by any representation, act or omission whatsoever of the other, except to the extent expressly provided in this Agreement.

20.  GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of California as adjudicated by a court of competent jurisdiction.

21.  ATTORNEYS' FEES

In any action on or concerning this Agreement, the prevailing party shall awarded its reasonable attorneys' fees, costs and necessary disbursements, to be paid by the nonprevailing party.

22.  ASSIGNMENT

Neither party shall assign its rights or duties under this Agreement to another without the prior written consent of the other party, except to any party succeeding to substantially all of the business interests of the assigning party.

23.  INSPECTION AND ACCESS

Sponsor's authorized representatives and regulatory authorities may examine and inspect the Institution's facilities required for performance of the Study and inspect and copy all data and work products relating to the Study. Inspections will be conducted during regular business hours upon reasonable notice and to the extent permitted by law and until the Sponsor has received final Food and Drug Administration Pre-Market approval or disapproval.

24.  RESEARCH MATERIALS

     24.1 Institution acknowledges that the Study Device and all other property and materials being provided to Investigator by Sponsor in connection with the Study is to be used only for research purposes in connection with the Study. Institution and Investigator shall have no license or authority to use any such item in any other context or for any other purpose.

     24.2 Institution also agrees to use the Study Device only in the space approved by Monitor or Sponsor in accordance with documentation provided by Monitor or Sponsor. Investigator agrees to maintain adequate records of the use of the Study Device. In addition, Institution agrees to return Study Device all other property and materials being provided to Investigator by Sponsor in connection with the Study upon termination or completion of the Study.

25.  WAIVER AND SEVERABILITY

     25.1 No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breach of that or of any other provision hereof.

     25.2 In the event a court or governmental agency of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect. Upon such holding, the parties shall, within a reasonable period of time, determine whether the severed provision(s) detrimentally and materially affect the obligations or performance of either or both parties. If so affected, the parties shall, within a reasonable period of time, negotiate in good faith to modify this Agreement to relieve such effects. If such negotiations do not result in mutually agreeable modifications to this Agreement, either effected party may terminate this Agreement upon providing the other party with thirty (30) days written notice of such termination.

     25.3 Sections 3.3, 6, 7.3, 9, 10, 11, 12, 13, 14, 17, 22, 24 and this
25.3 shall survive the termination of this Agreement for any and all reasons whatsoever.

26.  AGREEMENT MODIFICATION

This Agreement may be modified or amended, including extension of the term of this Agreement, at any time only by the written concurrence of both parties.

27.  NOTICES

Any notices given under this Agreement shall be in writing and delivered to the following addresses by return receipt mail, postage prepaid, or by overnight courier service. Such notices shall be effective upon the third business day following mailing, if by mail, or upon receipt, if by courier.

For Sponsor:

Thermal Medical Imaging, Inc.
1760 South Telegraph Road, Suite 202
Bloomfield Hills, MI 48302
Attention: Bill Black

For Institution:

Health Research Association
Attn: Chief Operating Officer
1640 Marengo Street, 7th Floor
Los Angeles, CA 90033
Copy to: Dr. William R. Dougherty

For Monitor:

QBRI International, Inc.
1300 North 17th Street
Arlington, VA 22209
703.276.0400
703.243.9746(facsimile)

28.  THIRD PARTY RIGHTS

This Agreement shall not create any rights, including without limitation third-party beneficiary rights, in any person or entity not a party to this Agreement.

29.  ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties hereto and there are no collateral, oral or written Agreements or understandings. This Agreement supersedes any prior oral or written Agreement or understanding between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement in two or more counterparts, each as an original and all together as one instrument as of the date of last signature below written.

THERMAL MEDICAL IMAGING, INC.           HEALTH RESEARCH ASSOCIATION


By:    /s/ William Black, Jr.           By:    /s/ Julie P. Thompson.
       ----------------------------            ----------------------------

Name:  William Black, Jr.               Name:  Julie P. Thompson
       ----------------------------            ----------------------------

Title: Vice President of Operations     Title: President and CEO
       ----------------------------            ----------------------------

Date:  8/12/97                          Date:  9-16-97
       ----------------------------            ----------------------------

                                        By     /s/ William Dougherty
                                               ----------------------------

                                        Name:  William Dougherty
                                               ----------------------------

                                        Title: Principle Investigator
                                               ----------------------------

                                      EXHIBIT A

                                   PAYMENT SCHEDULE


In accordance to the budget detail sheet set forth herein, payments will be made to:

Health Research Association
Attn. William Dougherty
1640 Marengo Street, 7th Floor
Los Angeles, CA 90033

Invoices for work performed shall be sent to:

Thermal Medical Imaging
Attn.  Bill Black
1760 South Telegraph Road, Suite 202
Bloomfield Hills, MI 48302


Payments will commence within thirty (30) days from the receipt of a detailed invoice following the installation of the first device at either Norris Cancer Hospital or Los Angeles County General Hospital. Initial payment shall be in the amount of $48,596.75.

Subsequent payments shall be made monthly following a detailed invoice in the amount of $30,602.

                         EXCHANGE OF CONFIDENTIAL INFORMATION

This Agreement, made and entered by and between Thermal Medical Imaging, Inc., a Nevada Corporation, with a place of business at 1760 South Telegraph Road, Suite 202, Bloomfiled Hills, MI 48302 (hereinafter referred to as TMI), and Heath Research Association, a California, non-profit corporation with a place of business at 1640 Marengo Street, 7th Floor, Los Angeles, CA 90033 (hereinafter referred to as HRA), all or each of which shall also hereinafter be referred to as "party" or "parties" respectively, and is effective on the date of last signature hereto.

                                       RECITALS

For the mutual benefit of both parties, each party wishes to disclose to and/or to receive from the other certain technical data, information, ideas and documents to be used in conjunction with the project as described in the letter dated 31 October 1996 from TMI to Mr. Pablo Valencia and attached hereto as Attachment 1 (hereinafter "Project"), and which may or may not have been patented or constitute bases of patentable inventions, but which the disclosing party nevertheless considers to be Confidential and so indicates by an appropriate legend, marking, stamp or other positive identification. Such information, data and ideas shall hereinafter be identified as "Confidential Information."

                                      AGREEMENTS

Now therefore, the parties do hereby mutually agree that:

1. Confidential Information as defined above includes information or documents whether or not they qualify as "trade secrets" under applicable Federal or state law.

2. Each party shall receive and hold such Confidential Information in confidence and agrees to use its reasonable efforts to prevent unauthorized disclosure to third parties of said Confidential Information in the same manner the receiving party uses to protect its own similar information, provided, however, that neither party shall be liable for use or disclosure of any Confidential Information if the same:

     a.   was in the public domain at the time it was disclosed;

     b. entered the public domain through no fault of the receiving party subsequent to the time it was communicated by the disclosing party;

     c. was in the receiving party's possession free of any obligation of confidence at the time it was communicated by the disclosing party;

     d. was rightfully communicated to the receiving party by a third party free of any obligation of confidence subsequent to the time it was communicated by the disclosing party;

     e. was developed by employees or agents of the receiving party without reference to any information that the disclosing party has communicated to any third party.

3. If Confidential Information is disclosed, and such information has importance with respect to intellectual property, such information shall be reduced to writing promptly by the disclosing party and every page shall be clearly identified with the legend described above. Such writing shall be delivered to the receiving party within thirty (30) days after the disclosure thereto of said Confidential Information.

4. No Confidential Information disclosed pursuant to this Agreement shall be used, duplicated or disclosed for purposes other than contemplated by the Project indicated above without the prior written approval of the disclosing party.

5. No license under any patent or patent application is granted to either party either directly or indirectly by this Agreement, nor are any rights of ownership in the Confidential Information granted by this Agreement.

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

6. This Agreement shall remain in force for a period of three (3) years. This Agreement may be terminated by either party with a thirty (30) day prior written notice to the other party.

7. Confidential Information shall be disclosed only on a need-to-know basis to personnel of the receiving party.

8. If the Confidential Information is reproduced in whole or part, the reproduction shall carry a Confidential notice or legend similar to that which appears on the original.

9. Nothing in this Agreement shall grant to either party the right to make commitments of any kind, for or on behalf of the other party.

10. This Agreement is not intended to be, nor shall it be considered as, a "team" arrangement, joint venture, partnership, or other formal business organization, and unless otherwise agreed, neither party shall have the right or obligation to share any of the profits or bear any of the risks or losses of the other party. At all times the parties shall remain independent contractors with each responsible for its own employees and representatives. Each party assumes no responsibility to the other for costs, expenses, risks and liabilities associated with the research, development, exchange and use of each other's Confidential Information.

11. No rights or obligations other than those expressly recited herein are to be implied from this Agreement, including any requirement that either party contract with the other for the procurement of any products, services or data resulting from this Agreement.

12. Each employee who has had or is granted access to the other party's Confidential Information shall be informed of the obligation to protect the Confidential Information of such other party from unauthorized use or disclosure as herein provided.

13. When this Agreement is terminated as herein provided, or if the Confidential Information received hereunder is no longer required by the receiving party, whichever occurs first, then unless otherwise agreed in writing by the parties, and as directed by the disclosing party, all copies of the disclosing party's Confidential Information in the possession of the receiving party shall be returned or destroyed. The receiving party shall notify the disclosing party in writing when such return or destruction has been accomplished.

14. This Agreement is deemed to be made under and shall be construed in all respects in accordance with the Law of the State of California.

15. Each party shall designate personnel for disclosure and receipt of any Confidential Information hereunder, and all such Confidential Information shall be addressed to such designated personnel when delivered to the other party. Such designation of personnel may be amended by letter addressed to the person who executed this Agreement on behalf of the other party.

     The following personnel are initially designated for disclosure and/or receipt of Confidential Information under this Agreement.

          TMI:                                 Health Research Association

          William Black                        Lisa Pratt, COO
          Kenneth Dodd                         ------------------------------
          Simona Gallagher                     ------------------------------
                                               Dr. William Dougherty

16. Neither party shall have any liability for any activity of the other party in using Confidential Information provided under this Agreement. A receiving party shall indemnify and hold the disclosing party harmless from and against any loss, cost or liability arising out of any claims or cause of action for loss, harm or damage to property or for injury to or death of persons caused or resulting from any use by a receiving party of Confidential Information.

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

17. This Agreement supersedes all prior understandings and communications between the parties on the subject matter of this Agreement and shall apply in lieu of and notwithstanding any specific legend or statement associated with any information or data exchanged between parties.

Executed for the parties by their respective representatives who are duly authorized to execute this Agreement.

TMI, Inc.                          Heath Research Association


 /s/ William Black                       /s/ Julie P. Thompson
----------------------                  -----------------------
(Signature)                             (Signature)

 William Black                          Julie P. Thomson
----------------------                  -----------------------
(Name)                                  (Name)

  VP of Operations                       President and CEO
----------------------                  -----------------------
(Title)                                 (Title)

8/12/97                                 9-16-97
----------------------                  -----------------------
(Date)                                  (Date)

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